Exhibit 21

SUBSIDIARIES OF REGISTRANT

General Electric’s principal affiliates as of December 31, 2011, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization

Amersham Health Norge AS	100	Norway
Bently Nevada, Inc.	100	Delaware
Cardinal Cogen, Inc.	100	Delaware
Caribe GE International of Puerto Rico, Inc.	100	Puerto Rico
Converteam Group SAS	100	France
Datex-Ohmeda, Inc.	100	Delaware
Dresser, Inc.	100	Delaware
GE Aviation Service Operation LLP	100	Singapore
GE Aviation Systems Group Limited	100	United Kingdom and Northern Ireland
GE Aviation Systems North America, Inc.	100	Delaware
GE Aviation UK	100	United Kingdom and Northern Ireland
GE Betz International, Inc.	100	Pennsylvania
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Canada Company	100	Canada
GE Capital Global Financial Holdings, Inc.	100	Connecticut
GE Capital UK Finance	100	United Kingdom & Northern Ireland
GE Drives & Controls, Inc.	100	Delaware
GE Druck Holdings Limited	100	United Kingdom & Northern Ireland
GE Energy Europe B.V.	100	Netherlands
GE Energy Holding SAS	100	France
GE Energy Netherlands, B.V.	100	Netherlands
GE Energy Parts, Inc.	100	Delaware
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Energy (USA), LLC	100	Delaware
GE Engine Services, LLC	100	Delaware
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services Distribution, LLC	100	Delaware
GE Engine Services UNC Holding I, Inc.	100	Delaware
GE Europe Holdings LLC	100	Delaware
GE Financial Assurance Holdings, Inc.	100	Delaware
GE Financial Funding	100	Ireland
GE Financial Ireland	100	Ireland
GE Funding Finland Oy	100	Finland
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Generators (Pensacola), L.L.C.	100	Delaware
GE Global Sourcing LLC	100	Delaware
GE Healthcare AS	100	Norway
GE Healthcare Bio-Sciences AB	100	Sweden
GE Healthcare BVBA	100	Belgium
GE Healthcare European Holdings SARL	100	Luxembourg
GE Healthcare Finland Oy	100	Finland
GE Healthcare Japan Corporation	100	Japan
GE Healthcare Ltd.	100	United Kingdom & Northern Ireland
GE Healthcare Norge AS	100	Norway
GE Healthcare USA Holding Inc.	100	Delaware
GE Holdings Luxembourg & Co. SARL	100	Luxembourg
GE Hungary Kft.	100	Hungary
GE Infrastructure Aviation Limited	100	United Kingdom & Northern Ireland
GE Infrastructure, Inc.	100	Delaware
GE Infrastructure Technology International LLC.	100	Delaware
GE Inspection and Repair Services Limited	100	United Kingdom & Northern Ireland
GE Intelligent Platforms Embedded Systems, Inc.	100	Delaware
GE Intelligent Platforms, Inc.	100	Delaware
GE Investments, Inc.	100	Nevada
GE Ionics Inc.	100	Massachusetts
GE Jenbacher GmbH & Co OG	100	Austria
GE Keppel Energy Services Pte. Ltd.	50	Singapore
GE Maintenance Services, Inc.	100	Delaware
GE Medical Systems Global Technology Company, LLC	100	Delaware
GE Medical Systems Information Technologies, Inc.	100	Wisconsin
GE Medical Systems Societe en Commandite Simple	100	France
GE Medical Systems, Inc.	100	Delaware
GE Medical Systems, LLC	100	Delaware
GE Medical Systems, Ultrasound & Primary Care Diagnostics LLC	100	Delaware
GE Military Systems	100	Delaware
GE Money Servicing Ltd.	100	United Kingdom & Northern Ireland
GE Osmonics, Inc.	100	Minnesota
GE Pacific Holdings Pte. Ltd.	100	Singapore
GE Pacific Pte Ltd	100	Singapore
GE Packaged Power, Inc.	100	Delaware
GE Packaged Power, L.P.	100	Delaware
GE Transportation Parts, LLC	100	Delaware
GE Transportation Systems Global Signaling, LLC	100	Delaware
GE UK Group Limited	100	United Kingdom & Northern Ireland
GE Water & Process Technologies Canada	100	Canada
GE Wind Energy, LLC	100	Delaware
GEA Parts, LLC	100	Delaware
GEA Products LP	100	Delaware
GEAE Technology, Inc.	100	Delaware
GEFH AS	100	Norway
GEH HOLDINGS	100	United Kingdom & Northern Ireland
GENE Holding LLC	100	Delaware
General Electric (Bermuda) Ltd.	100	Bermuda
General Electric Canada Company	100	Canada
General Electric Capital Corporation	100	Delaware
General Electric Capital Services, Inc.	100	Delaware
General Electric CGR Europe SAS	100	France
General Electric Europe Holdings C.V.	100	Netherlands
General Electric Finance Holding GmbH	100	Germany
General Electric Financing C.V.	100	Netherlands
General Electric Foreign Sales Corporation	100	The Bahamas and Eleuthera Island
General Electric International (Benelux) BV	100	Netherlands
General Electric International, Inc.	100	Delaware
General Electric International Operations Company, Inc.	100	Delaware
General Electric Services (Bermuda) Ltd.	100	Bermuda
General Electric Services Luxembourg SARL	100	Luxembourg
Granite Services, Inc.	100	Delaware
IDX Systems Corporation	100	Vermont
Monogram Licensing Inc.	100	Delaware
Monogram Licensing International, Inc.	100	Delaware
MRA Systems, Inc.	100	Delaware
National Broadcasting Company Holding, Inc.	100	Delaware
Nuclear Fuel Holding Co., Inc.	100	Delaware
Nuovo Pignone Holding, S.p.A.	99	Italy
Nuovo Pignone International SARL	100	Luxembourg
Nuovo Pignone S.p.A.	100	Italy
OEC Medical Systems, Inc.	100	Delaware
Panametrics Ltd.	100	Bermuda
Patent Licensing International, Inc.	100	Delaware
PII Limited	100	United Kingdom & Northern Ireland
Reuter-Stokes, Inc.	100	Delaware
Unison Industries, LLC	100	Delaware
Vetco Gray U.K. Limited	100	United Kingdom & Northern Ireland
Viceroy, Inc.	100	Delaware
Vital Signs Holdings LLC	100	Delaware
Whatman Limited	100	United Kingdom & Northern Ireland

(1)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.